Exhibit 10.1

EIGHTH AMENDMENT TO MORTGAGE WAREHOUSING CREDIT

AND SECURITY AGREEMENT

This EIGHTH AMENDMENT TO MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT (the “Eighth Amendment”), dated as of August 9, 2017, is by and between WALKER & DUNLOP, LLC (the “Borrower”), the various financial institutions and other Persons parties hereto (the “Lenders”), and TD Bank, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Credit Agent”).

BACKGROUND

A.                                    Pursuant to that certain Mortgage Warehousing Credit and Security Agreement dated September 24, 2014, between the Borrower, the Lenders and the Credit Agent (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrower various credit facilities which, prior to the execution, delivery and effectiveness of this Eighth Amendment, were in the the maximum aggregate principal amount of up to $480,000,000.

B.                                    The Borrower has requested that the Lenders provide an additional $400,000,000 of temporary credit availability under the Credit Agreement through and including the period ending January 30, 2018, to which the Credit Agent and the Lenders are willing to agree, on the terms and subject to the conditions set forth in this Eighth Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree:

1.                                      Definitions.  Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings given to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement and Exhibit M.

(a)                                 The definition of “Warehousing Commitment Amount”, as set forth in Section 13.1 to the Credit Agreement, is deleted in its entirety, and inserted in its place is the following replacement definition:

Warehousing Commitment Amount means, for each Lender, the amount set forth on Exhibit M as such Lender’s Warehousing Commitment Amount, and, in the aggregate under this Agreement, the aggregate amount for all the Lenders set forth on Exhibit M not to exceed $480,000,000.  For the period beginning August 15, 2017, and ending on January 30, 2018, the aggregate amount of the Lender’s Warehousing Commitment Amount shall increase to an aggregate not to exceed $880,000,000, with the amount of such Lender’s Warehousing Commitment Amount as further set forth on Exhibit M; provided, however, that effective January 31, 2018, without the need for Notice or any other action of any type, the aggregate Warehousing Commitment Amount for all Lenders shall be in the amount of $480,000,000 and, to the extent that the aggregate amount of the Loan exceeds $480,000,000 on or after January 31, 2018, the amount in excess of $480,000,000 shall be immediately due and payable by the Borrower to the Credit Agent, without the need for further Notice or demand.

(b)                                 Exhibit M to the Credit Agreement is replaced with the new form of Exhibit M attached to this Eighth Amendment.

3.                                       Representations and Warranties.  The Borrower represents and warrants to the Credit Agent and each Lender that, as to the Borrower:

(a)                                 Representations.  Each of the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)                                 Power and Authority.  (i) the Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Eighth Amendment and any other documents which the Lenders require the Borrower to deliver hereunder (this Eighth Amendment, and any such additional documents delivered in connection with the Eighth Amendment, are herein referred to as the “Amendment Documents”), and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of this Eighth Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Eighth Amendment, will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies);

(c)                                  No Violations of Law or Agreements.  The making and performance of this Eighth Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of the Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which the Borrower or its property may be bound;

(d)                                 No Default.  No Default or Event of Default has occurred under the Credit Agreement or any other Loan Document; and

(e)                                  No Material Adverse Change.  Since December 31, 2016, there has been no material adverse change in the business, operations, assets or financial condition of the Borrower, nor is the Borrower aware of any state of facts that (with or with Notice or lapse of time, or both) would or could result in any such material adverse change. All schedules and reports furnished by, or with respect to, the Borrower to the Credit Agent and any Lender, including schedules of contingent liabilities and all off balance sheet transactions, were true,

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accurate and complete in all respects, and did not omit any information necessary in order to make any provided information not misleading in any material respect.

4.                                      Conditions to Effectiveness of Amendment.  This Eighth Amendment shall be effective upon the Credit Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Credit Agent and the Lenders:

(a)                                 Eighth Amendment.  This Eighth Amendment, duly executed by the Borrower, the Credit Agent and the Lenders;

(b)                                 Good Standing Certificates.  Certificates of legal existence and good standing for the Borrower, dated within thirty (30) days of the date of this Eighth Amendment;

(c)                                  Officer’s Certificates.  Such certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of the Borrower as the Credit Agent may require evidencing (A) the authority of the Borrower to enter into this Eighth Amendment and the other Loan Documents to which the Borrower is a party, and (B) the identity, authority and capacity of each Authorized Representative thereof authorized to act as an Authorized Representative in connection with this Eighth Amendment and the other Loan Documents to which such Borrower is a party; and

(d)                                 Other Documents and Actions.  Such additional agreements, instruments, documents, writings and actions as the Credit Agent may reasonably request.

5.                                      No Waiver; Ratification.  The execution, delivery and performance of this Eighth Amendment shall not operate as a waiver of any right, power or remedy of the Credit Agent or the Lenders under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision thereof.  Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.  Nothing contained herein constitutes an agreement or obligation by the Credit Agent or any Lender to grant any further amendments to any of the Loan Documents.

6.                                      Acknowledgments.  To induce the Credit Agent and the Lenders to enter into this Eighth Amendment, the Borrower acknowledges, agrees, warrants, and represents that:

(a)                                 Acknowledgment of Obligations; Collateral; Waiver of Claims.  (i) all of the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, the Borrower; (ii) the liens and security interests granted to the Credit Agent by the Borrower pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrower hereby waives any and all defenses, set-offs and counterclaims which they it may have or claim to have against the Credit Agent or any Lender as of the date hereof.

(b)                                 No Waiver of Existing Defaults.  No Default or Event of Default exists immediately before or immediately after giving effect to this Eighth Amendment.  Nothing in this Eighth Amendment, nor any communication between the Credit Agent, any Lender, the Borrower or any of their respective officers, agents, employees or representatives shall be

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deemed to constitute a waiver of: (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Credit Agent or any Lender has against the Borrower under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

7.                                      Binding Effect.  This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.                                      Governing Law.  This Eighth Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of New York.

9.                                      Headings.  The headings of the sections of this Eighth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Eighth Amendment.

10.                               Counterparts.  This Eighth Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to Mortgage Warehousing Credit and Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:	WALKER & DUNLOP, LLC, a Delaware limited liability company

	By:	/s/ Stephen P. Theobald
		Name:	Stephen P. Theobald
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Borrower’s Signature Page to
Eighth Amendment to Mortgage Warehousing Credit and Security Agreement

TD BANK, N. A.
as Credit Agent and as a Lender

By:	/s/ Richard F. Hay
Name: Richard F. Hay
Title: Vice President

Credit Agent’s and Lender’s Signature Page to

Eighth Amendment to Mortgage Warehousing Credit and Security Agreement

EXHIBIT M TO AGREEMENT

Lenders and Commitments

Lender	Commitment	Commitment Percentage	Address for Notices	Address for Advance Requests
TD Bank, N.A.	$480,000,000 until August 14, 2017, and beginning effective August 15, 2017, $880,000,000 through and including January 30, 2018, and reducing to $480,000,000 effective January 31, 2018	100%	TD Bank, N.A. 125 Park Avenue 24th Floor New York, NY 10017 Attn: Richard F. Hay, Vice President Telephone: (212) 651-2741 email:Richard.Hay@td.com Facsimile No.: (212) 651-2710	TD Bank, N.A. 125 Park Avenue 24th Floor New York, NY 10017 Attn: Richard F. Hay, Vice President Telephone: (212) 651-2741 email:Richard.Hay@td.com Facsimile No.: (212) 651-2710